Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements listed below of NorthStar Realty
Finance Corp. of our report dated March 10, 2014 relating to the financial statements of INK Acquisition, LLC & Affiliates which appears in the Current Report on Form 8-K of NorthStar Realty Finance Corp. dated September 26, 2014.

Form S-8, as amended (File No. 333-182067, effective July 17, 2014);
Form S-8, as amended (File No. 333-189016, effective July 17, 2014);
Form S-3ASR, as amended (File No. 333-186743, effective July 17, 2014);
Form S-3, as amended (File No. 333-146679, effective July 29, 2014);
Form S-3ASR, as amended (File No. 333-190532, effective July 15, 2014);
Form S-3ASR (File No. 333-197435, effective July 15, 2014); and
Form S-3D (File No. 333-179646, effective July 17, 2014).

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
September 26, 2014